UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 6, 2022

TINGO, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	333-205835	83-0549737
(State or Other Jurisdiction	(Commission File	(IRS Employer
Of Incorporation)	Number)	Identification No.)

43 West 23rd Street New York, NY	10010
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 847-0144

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-k filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Amendment No. 1 to Current Report on Form 8-K/A (“Amended Current Report”) replaces in its entirety the Registrant’s Current Report on Form 8-K filed on October 13, 2022. The sole change in the Amended Report concerns correcting, in the Second Amended and Restated Merger Agreement attached to this Amended Report as Exhibit 2.1, the number of shares of MICT, Inc. common stock that will be issuable from the conversion of certain preferred shares issued to the Registrant as more fully described in this Amended Report. The percentages referenced in the Amended Report will remain the same as in the previously filed version.

Item 1.01	Entry into a Material Definitive Agreement.

On October 6, 2022, Tingo, Inc. (“Tingo” or the “Company”) entered into a Second Amended and Restated Agreement and Plan of Merger (“Second Amended Merger Agreement” or simply, the “Merger Agreement”) with MICT, Inc. (“MICT”), a Delaware corporation whose common shares are traded on the Nasdaq Capital Market under the symbol ‘MICT’, and representatives of the shareholders of both Tingo and MICT. A copy of the Second Amended Merger Agreement is attached to this Current Report as Exhibit 2.1.

The Second Amended Merger Agreement is the result of the efforts of Tingo and MICT to restructure the transaction as a multi-phase forward triangular merger, instead of a reverse triangular merger as had been previously agreed. Under the terms of the Second Amended Merger Agreement, Tingo will contribute all of the ownership of its operating subsidiary, Tingo Mobile PLC (“Tingo Mobile”), to a newly organized holding company incorporated in the British Virgin Islands (“Tingo BVI Sub”). MICT will also create a new subsidiary incorporated in the British Virgin Islands which will then be merged with and into Tingo BVI Sub, resulting in Tingo Mobile being wholly-owned by MICT (hereinafter, the “Merger”).

The Second Amended Merger Agreement restates and replaces that certain Amended and Restated Agreement and Plan of Merger entered into by the Company, MICT, and MICT Merger Sub, Inc. on June 15, 2022 (“Previous Merger Agreement”) which was summarized in the Company’s Current Report on Form 8-K filed on June 15, 2022, which Current Report is hereby incorporated by reference.

Amendment to Senior Secured Loan

Simultaneous with the execution of the Second Amended Merger Agreement, MICT extended to Tingo a loan in the principal amount of $23,700,000 with an interest rate of 5% per year (the “Amended Purchaser Loan”, attached hereto as Exhibit 10.1), and which shall amend and restate the loan agreement between MICT and Tingo dated May 10, 2022, for a principal amount of $3,500,000 (the “Previous Loan”). Pursuant to the Amended Purchaser Loan, MICT shall pay to Tingo the difference in the principal amount between the Amended Purchaser Loan and the Previous Loan within three (3) Business Days of the signing of the Second Amended Merger Agreement.

Summary of the Second Amended Merger Agreement

The following summary of the Second Amended Merger Agreement does not purport to be complete, and is qualified by the full text of the Merger Agreement. Tingo shareholders and other interested parties are urged to read the Merger Agreement in its entirety.

Structure and Consideration. The Merger will result in Tingo Mobile becoming an indirect wholly-owned subsidiary of MICT, and the operations of Tingo Mobile, as an agri-fintech company, becoming the predominant operations of the consolidated businesses. The aggregate consideration tendered by MICT to Tingo, the sole shareholder of Tingo Mobile, will consist of newly-issued common stock of MICT equal to 19.9% of its outstanding shares, calculated as of the closing date of the Merger (the “Common Consideration Shares”) and two series of convertible preferred shares – Series A Convertible Preferred Stock (“Series A Preferred Stock”) and Series B Convertible Preferred Stock (“Series B Preferred Stock”). The Series A Preferred Stock, Series B Preferred Stock, and the Consideration Shares are collectively referred to herein as “Merger Consideration”.

Series A Preferred Stock. Upon the approval of MICT’s stockholders, the Series A Preferred Stock shall convert into 20.1% of the outstanding shares of MICT common stock, calculated as of the closing date of the Merger. If such shareholder approval is not obtained by June 30, 2023, all issued and outstanding shares of Series A Preferred Stock shall be redeemed by MICT in exchange for Tingo receiving 27% of the total issued and outstanding shares of a Delaware-incorporated subsidiary of MICT (“Delaware Sub”) that will be the sole owner of Tingo Mobile (the “Series A Redemption”).

Series B Preferred Stock. Upon approval by Nasdaq of the change of control of MICT and upon the approval of MICT’s stockholders, the Series B Preferred Stock shall convert into 35.0% of the outstanding shares of MICT common stock, calculated as of the closing date of the Merger. If such shareholder or Nasdaq approval is not obtained by June 30, 2023, Tingo shall have the right to (i) cause the Series A Redemption to take place within 90 days; and (ii) cause MICT to redeem all of the Series B Preferred Stock for (x) $666,666,667, or (y) an amount of common stock of Delaware Sub equivalent in value to $666,666,667 (reduced from the aggregate value of the Series B Preferred Stock at issuance, which is $1,000,000,000).

Escrow. As part of the Second Amended Merger Agreement, 5% of the Merger Consideration will be held in escrow for a period of up to two years after the closing date of the Merger. The securities placed in escrow will shall be the sole source of payment for any indemnification claims made by MICT in connection with the Merger.

Exemption from Registration Claimed. The Merger Consideration will be issued and sold pursuant to an exemption to registration under Section 4(a)(2) of the Securities Act of 1933, as amended (“Securities Act”). With respect to the Common Consideration Shares and the shares of MICT common stock that are issuable in connection with the Merger as a result of the conversion of the Series A Preferred and the Series B Preferred, MICT will prepare and file with the Securities and Exchange Commission (“SEC”), a registration statement on Form S-4 with respect to these securities.

Representations and Warranties. The Merger Agreement generally contains reciprocal representations and warranties of MICT and Tingo that are customary for a public company merger, and are qualified by information contained in SEC filings made by any party to the Merger Agreement.

Conditions to Completion. The completion of the Merger is subject to the satisfaction or, to the extent legally permissible, the waiver of a number of conditions in the Merger Agreement, such as:

•	the absence of any injunctions, writs, or restraining orders enjoining the Merger or other transaction contemplated by the Merger Agreement;

•	the accuracy of certain representations and warranties concerning the Company and MICT as set forth in the Merger Agreement;

•	the compliance of the Company and MICT with all applicable covenants as set forth in the Merger Agreement;

•	the filing of certain notices and the receipt of certain consents to the Merger by each party;

•	approval of the Company’s shareholders, twenty days following the mailing to them of a definitive Information Statement meeting the requirements of Schedule 14C under the Securities Exchange Act;

•	Tingo’s delivery of an employment agreement entered into between Dozy Mmobuosi and Delaware Sub;

•	delivery of the Amended Purchaser Loan; and

•	MICT receiving evidence of the effective transfer from Tingo to Tingo BVI Sub of all of the rights, title, interest and liabilities of Tingo Mobile.

Post-Closing MICT Board. The Second Amended Merger Agreement provides that the post-closing board of directors of MICT shall consist of six members, with four designated by MICT and two designated by Tingo.

Post-Closing Undertakings/Obligations. Following the closing date of the Merger, MICT is required to undertake all reasonable efforts to effect the following:

•	holding a meeting of its shareholders to approve the conversion of the Series A Preferred Stock, which would, together with the Common Consideration Shares, result in Tingo owning 40.0% of the outstanding shares of MICT common stock;

•	submitting an application to the Nasdaq Stock Market to approve the conversion of the Series B Preferred Stock which would, together with the Common Consideration Shares and the conversion of the Series A Preferred Stock, result in Tingo owning 75.0% of the outstanding shares of MICT common stock; and

•	filing a registration statement on Form S-1 to register the Common Consideration Shares and the shares of MICT common stock underlying the conversion of the Series A Preferred Stock and the Series B Preferred Stock, to enable Tingo to distribute these shares to its shareholders in compliance with the Securities Act.

Covenants. The Merger Agreement also contains mutual customary pre-closing covenants of each of MICT and Tingo, including covenants, among others, each to conduct their businesses in the ordinary course and in compliance in all material respects with all applicable laws and to refrain from taking certain actions without the other party’s consent.

Termination of the Merger Agreement. The Merger Agreement may be terminated at any time prior to the completion of the Merger in any of the following ways:

•	by the mutual written consent of the parties to the Merger Agreement;

•	by a non-breaching party to the Merger Agreement following notice and applicable cure periods; and

•	for fiduciary reasons, by MICT in the event the MICT Board of Directors receives a ‘superior proposal’ to the terms of the Merger as such term is defined in the Merger Agreement.

The Merger Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about Tingo, MICT, or any of their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Merger Agreement (a) were made by the parties thereto only for purposes of that agreement and as of specific dates; (b) were made solely for the benefit of the parties to the Merger Agreement; (c) may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Merger Agreement (such disclosures include information that has been included in public disclosures, as well as additional non-public information); (d) may have been made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts; and (e) may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding Tingo, MICT or their respective businesses. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, MICT or any of their respective subsidiaries or affiliates. Additionally, the representations, warranties, covenants, conditions and other terms of the Merger Agreement may be subject to subsequent waiver or modification. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company and MICT that is or will be contained in, or incorporated by reference into, the Forms 10-K, Forms 10-Q and other documents that are filed with the SEC by each company.

Governing Law and Arbitration. The Merger Agreement is governed by New York law and, subject to the required arbitration provisions, the parties are subject to exclusive jurisdiction of federal and state courts located in New York, New York (and any appellate courts thereof). Any disputes under the Merger Agreement, other than claims for injunctive or temporary equitable relief or enforcement of an arbitration award, will be subject to arbitration by the American Arbitration Association, to be held in New York, New York.

Item 8.01	Other Events.

On October 6, 2022, the Company issued a press release announcing its entry into the Second Amended Merger Agreement. The text of the press release is included as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

No Offer or Solicitation

The information in this communication is for informational purposes only and is neither an offer to purchase, nor a solicitation of an offer to sell, subscribe for or buy any securities or the solicitation of any vote or approval in any jurisdiction pursuant to or in connection with the proposed transactions or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, and otherwise in accordance with applicable law.

Additional Information about the Proposed Transaction and Where to Find It

The proposed transaction involving Tingo and MICT will be submitted to the stockholders of each of Tingo and MICT for their separate consideration. In connection with the proposed transaction, the Company intends to file with the SEC an Information Statement on Schedule 14C (the “Information Statement”), which will include a description of the proposed transaction and related matters. COMPANY STOCKHOLDERS ARE URGED AND ADVISED TO READ THE INFORMATION STATEMENT CAREFULLY WHEN IT BECOMES AVAILABLE, AS WELL AS ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC AND ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. The Information Statement and other relevant materials (when they become available) and any other documents filed or furnished by the Company with the SEC may be obtained free of charge at the SEC's website at www.sec.gov. In addition, security holders will be able to obtain free copies of the Information Statement from the Company by going to its investor relations page on its corporate website at www.tingoinc.com/investor-information/sec-filings/

Safe Harbor and Forward-Looking Statements

This Current Report and exhibits thereto may contain certain forward-looking statements regarding possible future circumstances. These forward-looking statements are based upon the Company’s current expectations and assumptions and are subject to various risks and uncertainties that could cause actual results to differ materially from those contemplated in such forward-looking statements including, in particular, any risks and uncertainties with respect to the Company’s operations, as well as those contained in the Company’s quarterly, annual, and periodic filings with the Securities and Exchange Commission. Actual results, events, and performance may differ. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as to the date hereof. The Company undertakes no obligation to release publicly any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. The inclusion of any statement in this release does not constitute an admission by the Company or any other person that the events or circumstances described in such statements are material.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

2.1	Second Amended and Restated Agreement and Plan of Merger, dated October 6, 2022, among MICT, Inc., Tingo, Inc., Darren Mercer, as Purchaser Representative of MICT, and Dozy Mmobuosi, as Purchaser Representative of the Company.

10.1	Amended Purchaser Loan agreement entered into between MICT and Tingo on October 5, 2022.

99.1	Press release issued on October 6, 2022 by Tingo, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tingo, Inc.

Date: October 14, 2022	By:	/s/ Kenneth Denos
Name: Kenneth Denos
Title: Secretary